Case 04-35435-PGH     Document 373     Filed 03/28/2008     Page 1 of 1
CGFD30 (9/28/06)

ORDERED in the Southern District of Florida on March 28, 2008



                                        /s/ Paul G. Hyman Jr
                                       ----------------------
                                        Paul G Hyman Jr
                                        Chief United States Bankruptcy Judge


                      United States Bankruptcy Court
                       Southern District of Florida
                          www.flsb.uscourts.gov
                         Division: West Palm Beach

                                                      Case Number: 04-35435-PGH
                                                      Chapter: 11

In re: (Debtor(s) name(s) used by the debtor(s) in the last 8 years, including married, maiden, trade, and address)

eCom eCom.com, Inc.
8125 Monetary Dr #H4 Riviera Beach, FL 33404

EIN:65-0538051
                                                                   CLERK
                                                                   USBC
                                                                   SDFL
                                                                   FILED
                                                                   3/28/08
                               FINAL DECREE

A Final Report and Motion for Entry of Final Decree having been filed on behalf of the debtor, this chapter 11 case is closed.

Michael D Seese is discharged as disbursing agent. Any future payments under the plan of reorganization shall be disbursed by the reorganized debtor.

Any money due to creditors pursuant to the plan of reorganization and remaining unclaimed must be held in accordance with 11 U.S.C. section 347(b) and 11 U.S.C.
section 1143. If the plan provides for the complete liquidation of property of the debtor, any unclaimed funds shall be deposited with the court pursuant to Local Rule 3011-1(B).

Copies to: Debtor
           Attorney for Debtor
           Disbursing Agent
           U.S. trustee

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